Exhibit 10.2

AMENDMENT NO. 1 TO WAIVER

This amendment no. 1 to the Waiver (as defined below) (“Amendment”) is entered into by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”) and Mast Hill Fund, L.P., a Delaware limited partnership (“Holder”), on January 22, 2025. The Company and the Holder entered into that certain waiver on January 8, 2025 (the “Waiver”). Each of the Company and Holder is a “Party” to this Waiver and the Company and the Holder, collectively, the “Parties” hereto. The Parties hereto hereby agree as follows:

1.	Section 2 of the Waiver shall be deleted in its entirety and replaced with the following:

“The Company shall pay 100% of any cash proceeds raised by the Company from the sale of securities pursuant to its Registration Statement on Form S-3 filed on or around November 22, 2024, and declared effective by the Securities and Exchange Commission on or around December 19, 2024 (the “Proceeds”) to the Holder first towards the repayment of the Redemption Price as defined in the Warrant Redemption Agreement (as defined herein) until it is paid in full, and after that towards the repayment of the Notes, provided, however, that (i) any such payment shall be made by the Company to the Holder on a Friday of the week during which such Proceeds were raised by the Company, (ii) any Proceeds from the sale of the aforementioned securities sold on or before January 8, 2025 shall be excluded, and (iii) notwithstanding anything herein to the contrary, any Proceeds received by the Holder pursuant to the Waiver before January 21, 2025, shall be applied towards the repayment of the Notes. “Warrant Redemption Agreement” shall mean that certain warrant redemption and cancellation agreement entered into by the Parties on or around January 22, 2025. Notwithstanding the foregoing, if the Warrant Redemption Agreement becomes null and void pursuant to the terms of the Warrant Redemption Agreement, then all Proceeds previously paid by the Company to the Holder pursuant to the Warrant Redemption Agreement shall instead be applied towards the repayment of the Notes.”

2.	Except as set forth above, all of the terms, conditions and provisions of the Waiver shall be and remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on January 22, 2025.

COMPANY:

LA ROSA HOLDINGS CORP.

By:
Name: JOSEPH LA ROSA
Title: CHIEF EXECUTIVE OFFICER

HOLDER:

MAST HILL FUND, L.P.

By:
Name: PATRICK HASSANI
Title: CHIEF INVESTMENT OFFICER